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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-36464) of Embarcadero Technologies, Inc. of our report dated January 12, 2001, except for Note 11 as to which the date is March 7, 2001, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

San Jose, California
March 20, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS